SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 16, 2009, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) gave final approval for Vermillion, Inc. (“Vermillion”) to enter into a Debtor-In-Possession Credit and Security Agreement (the “Loan Agreement”) with Quest Diagnostics Incorporated (“Quest”) and to assume under Section 365 of the United States Bankruptcy Code (the “Bankruptcy Code”) the Strategic Alliance Agreement dated as of July 22, 2005 between Vermillion and Quest, as amended by an Amendment to Strategic Alliance Agreement dated as of October 7, 2009 (as so amended, the “SAA”). In connection with the assumption of the SAA, Vermillion also assumed certain other agreements with Quest related to the SAA, including the pre-petition warrants for the purchase of Common Stock of Vermillion.
     Under the Loan Agreement, Quest has agreed to provide a debtor-in-possession loan to Vermillion of up to $1.5 million (the “DIP Financing”). The DIP Financing is secured by a first lien on substantially all of Vermillion’s assets and bears interest at the prime rate plus 0.5% per annum. The DIP Financing matures at the effective date of a plan of reorganization or February 28, 2010, if earlier. Under the Loan Agreement, Vermillion is bound by customary affirmative and negative covenants, including covenants with respect to the use of the funds provided by Quest, and customary events of default, including non-payment, breach of covenants and material breach of the SAA, that may result in acceleration of outstanding amounts, if any, under the Loan Agreement.
     Under the above-referenced Amendment to Strategic Alliance Agreement, the term of the SAA, and the maturity of the pre-petition $10.0 million Credit Agreement with Quest (the “Development Loan”), were extended through October 7, 2012. Quest also agreed to honor the milestone provisions in the Development Loan providing for a reduction in the principal amount of the loan upon the achievement of certain milestones (including a reduction of $4 million in connection with the recent clearance by the U.S. Food and Drug Administration of OVA-1) once accrued but unpaid interest on the Development Loan is paid in full.
     The liquidity provided by the DIP Financing (to the extent utilized by Vermilion) is in addition to the proceeds raised by Vermillion in connection with the recent warrant exercises.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 above, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Debtor-In-Possession Credit and Security Agreement, dated as of October 7, 2009, by and between Vermillion, Inc. and Quest Diagnostics Incorporated.

	10.2	Amendment to Strategic Alliance Agreement, dated as of October 7, 2009, by and between Quest Diagnostics Incorporated and Vermillion, Inc., which amends the Strategic Alliance Agreement, dated as of July 22, 2005, by and between Quest Diagnostics Incorporated and Vermillion, Inc. filed under Form 8-K on July 28, 2005.

	99.1	Order of the United States Bankruptcy Court for the District of Delaware.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: October 20, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debtor-In-Possession Credit and Security Agreement, dated as of October 7, 2009, by and between Vermillion, Inc. and Quest Diagnostics Incorporated.

10.2	Amendment to Strategic Alliance Agreement, dated as of October 7, 2009, by and between Quest Diagnostics Incorporated and Vermillion, Inc., which amends the Strategic Alliance Agreement, dated as of July 22, 2005, by and between Quest Diagnostics Incorporated and Vermillion, Inc. filed under Form 8-K on July 28, 2005.

99.1	Order of the United States Bankruptcy Court for the District of Delaware.